Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 12, 2021, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-258985) and related Prospectus of Turing Holding Corp. dated September 7, 2021.

/s/ Ernst & Young LLP

Chicago, Illinois

September 7, 2021